Exhibit 99.1


Knight Capital Group Completes Acquisition of Direct Trading Institutional

JERSEY CITY, N.J., June 16 /PRNewswire-FirstCall/ -- Knight Capital Group, Inc. (Nasdaq: NITE) today announced the completion of its acquisition of the business of Direct Trading Institutional, Inc., a direct market access firm. The financial terms of the all-cash transaction were not disclosed.


About Knight

Knight is a leading provider of comprehensive trade execution and asset management services. Our Equity Markets business offers institutions and broker-dealers high quality trade execution and capital commitment across the depth and breadth of the equity market. Our Asset Management business, Deephaven Capital Management, is a market-neutral investment manager focused on delivering risk-adjusted returns with low volatility for institutions and high net worth individuals. Knight strives to be a valued partner by providing superior service and continually enhancing its offering to meet client needs. More information about Knight can be obtained at http://www.knight.com.


About Direct Trading Institutional

Direct Trading was founded in 1997 to provide institutional investors better trade executions and lower trading costs. We now provide execution services to roughly 300 institutions that are trading in excess of 2 billion shares per year. We offer a full-service trading desk as well as "Soft Dollar" programs to improve returns and lower operating costs.

                                      ###

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties detailed under the headings "Certain Factors Affecting Results of Operations" and "Risks Affecting our Business" in the Company's Annual Report on Form 10-K.

Contacts:

Margaret Wyrwas
Senior Managing Director, Corporate Communications
& Investor Relations
201-557-6954 or mwyrwas@knight.com

Kara Fitzsimmons
Vice President, Corporate Communications
201-356-1523 or kfitzsimmons@knight.com

Greta Morley
Vice President, Marketing Communications
& Public Relations
201-557-6948 or gmorley@knight.com

Molly McDowell
Analyst, Corporate Communications
& Investor Relations
201-356-1723 or mmcdowell@knight.com